Exhibit 99.1

R. STEVEN HICKS

June 6, 2005

Mr. John Gott

VIA FACSIMILE

Chairman of the Board

SLS International, Inc.

1600 W. Jackson Street

Ozark, Missouri 65714

RE:

RESIGNATION FROM BOARD OF DIRECTORS OF SLS INTERNATIONAL, INC. (THE “COMPANY”)

Dear John:

I hereby resign from the Board of Directors of the Company. I also resign from any and all committees of the Board of Directors of the Company on which I serve.

I understand that the stock options granted to me by the Company under the Stock Option Plan will be forfeited in accordance with Section 7 of Stock Option Agreement.

My resignation is effective immediately.

Sincerely,

/s/ STEVEN HICKS
R. Steven Hicks

RSH/bmh

cc:

Mr. Larry Goldfarb (via e-mail)

Managing Director

BayStar Capital, LLC